UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2014

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

GOLDEN STATE WATER COMPANY

(Exact name of registrant as specified in its charter)

Registrant’s telephone number, including area code: (909) 394-3600

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773

Registrant’s telephone number, including area code:  (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2014, the members of the Board of Directors approved, upon recommendation of the Compensation Committee, new change in control (CIC) agreements which will become effective January 1, 2015. The current CIC agreements will expire on December 31, 2014.  Among other things, the material changes from the previous CIC agreements include the elimination of (i) the gross up for excise taxes pursuant to Section 280G of the Internal Revenue Code, and (ii) the single trigger on the acceleration of vesting on equity following a CIC.  The revised CIC agreements include a double trigger on vesting of equity where both events have to occur before the equity vests: (1) a CIC event occurs, and (2) the officer is terminated or leaves for “Good Reason” (e.g., cut in pay, responsibilities, etc.).

The Board of Directors also approved changes to the forms of the non-qualified stock option, restricted stock unit and performance award agreements which will apply to all awards under the 2008 Stock Incentive Plan made after December 31, 2014.  The changes provide that vesting will only occur upon a change in control if the employment of the executive is terminated as a result of a change in control, including termination for Good Reason.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Amended Form of Restricted Stock Unit Award Agreement for the 2008 Stock Incentive Plan

Exhibit 10.2	Amended Performance Award Agreement for the 2008 Stock Incentive Plan

Exhibit 10.3	Amended Form of Nonqualified Stock Option Agreement for the 2008 Stock Incentive Plan

Exhibit 10.4	Form of Revised Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date: November 21, 2014	/s/ Eva G. Tang
Eva G. Tang Senior Vice President — Finance, Chief Financial Officer, Treasurer & Corporate Secretary